Exhibit 99.1

Press Release

Noble Corporation Plc Provides Operational and Financial Update and Updates on Prior Guidance for Adjusted EBITDA for the fourth quarter of 2022

SUGAR LAND, TEXAS, January 20, 2023.

Noble Corporation plc (“Noble”) (CSE: NOBLE, NYSE: NE) today provides an operational and financial update for the fourth quarter of 2022 as well as recent operational and contracting highlights and updates on its prior guidance for Adjusted EBITDA for the fourth quarter of 2022.

In accordance with Danish legal and stock exchange requirements, Noble announced that, although Noble has not completed its preparation of audited financial statements for the fourth quarter of 2022, it has determined, based on preliminary results, that it expects Adjusted EBITDA (a non-GAAP financial measure) to be between $140 and $150 million, rather than between $155 and $175 million as previously disclosed. The reduction is primarily related to the previously reported mechanical issues on the Noble Regina Allen as discussed further below.

As of December 31, 2022 Noble’s debt was $673 million and cash and cash equivalents was $470 million, resulting in a net debt balance of $203 million. During the fourth quarter, Noble executed on over $85 million of share repurchases (including the compulsory purchase of legacy Maersk Drilling shareholders in November and open market share repurchases conducted during December pursuant to Noble’s previously announced share repurchase program).

Noble also provides the following operational and contracting updates. The drillship Noble Gerry de Souza is expected to commence a new contract in Nigeria with an undisclosed operator with a firm duration of nine months and with unpriced options extending into Q3 2024.

The drillship Noble Stanley Lafosse has received a commitment from an undisclosed operator for a six-well work program in the US Gulf of Mexico. This scope is expected to commence around June 2023 and is expected to keep the rig busy until mid-2024. This contract also includes five, one-well operations options at mutually agreed dayrates. The firm backlog associated with the contract is estimated to be approximately $148 million.

The drillship Noble Faye Kozak has been awarded a one-well contract with Kosmos in the US Gulf of Mexico with a minimum duration of 50 days at a dayrate of $450,000. This contract is scheduled to commence in Q2 or Q3 2023 in direct continuation of the rig’s current work. Additionally, QuarterNorth Energy has exercised one option well, with one option well remaining.

The drillship Noble Globetrotter I is expected to commence its previously disclosed contract with Petronas in Mexico in late January, later than previously anticipated due to permitting delays. Additionally, the rig has been awarded a new contract with an undisclosed operator for 70 days of plug & abandonment work in the US Gulf of Mexico, which is planned to commence in July 2023.

As previously reported, the jackup Noble Regina Allen experienced a mechanical failure with the jacking system on one of its legs. The rig has been safely demobilized to a port in Trinidad with repair plans under development. The rig has been off dayrate since mid-December and its contract has been terminated due to extended downtime. While the rig has standard insurance coverage pertaining to repairs, there is no insurance for loss-of-hire. Noble’s efforts are focused on repairing and positioning the rig for potential redeployment in the second half of 2023, although timing is uncertain.

Information regarding Adjusted EBITDA is based on preliminary unaudited information and management estimates for the fiscal quarter ended December 31, 2022 and is subject to change. We have provided a range, rather than a specific amount, for the preliminary results described above because we have not completed our preparation of audited financial statements for the fourth quarter of 2022 and, as a result, our final results upon completion of our closing procedures may vary from the preliminary estimates.

About Noble Corporation plc

Noble is a leading offshore drilling contractor for the oil and gas industry. The Company owns and operates one of the most modern, versatile, and technically advanced fleets in the offshore drilling industry. Noble and its predecessors have been engaged in the contract drilling of oil and gas wells since 1921. Noble performs, through its subsidiaries, contract drilling services with a fleet of offshore drilling units focused largely on ultra-deepwater and high specification jackup drilling opportunities in both established and emerging regions worldwide. For further information visit www.noblecorp.com or email investors@noblecorp.com.

Contact Noble Corporation plc

Ian Macpherson

Vice President of Investor Relations

T: +1 713-239-6507

M: imacpherson@noblecorp.com

NON-GAAP MEASURES

The Company defines “Adjusted EBITDA” as income (loss) from continuing operations before income taxes; interest income and other, net; gain (loss) on extinguishment of debt, net; interest expense, net of amounts capitalized; loss on impairment; pre-petition charges; merger and integration costs; reorganization items, net; certain corporate legal matters; and depreciation and amortization expense. We believe the Company’s Adjusted EBITDA measure provides greater transparency of our core operating performance. Because we have not completed the final preparation and audit of our financial statements for the fourth quarter, we are unable to present a quantitative reconciliation of Adjusted EBITDA to income (loss) from continuing operations before income taxes, the most directly comparable GAAP financial measure.

IMPORTANT INFORMATION

This announcement is for information purposes only and does not constitute or contain any invitation, solicitation, recommendation, offer or advice to any person to subscribe for or otherwise acquire or dispose of any securities of Noble.

Certain statements in this announcement, including statements concerning future guidance, year-end financial expectations, contract commencement dates and duration, rig deployments, and rig repair timing, are, and other statements in this announcement, including any attachments hereto, may constitute, forward-looking statements. Forward-looking statements are statements (other than statements of historical fact) relating to future events and Noble and its subsidiaries’s (collectively, the “Noble Group”) anticipated or planned financial and operational performance. The words “targets”, “believes”, “continues”, “expects”, “aims”, “intends”, “plans”, “seeks”, “will”, “may”, “might”, “anticipates”, “would”, “could”, “should”, “estimates”, “projects”, “potentially” or similar expressions or the negatives thereof, identify certain of these forward-looking statements. The absence of these words, however, does not mean that the statements are not forward-looking. Other forward-looking statements can be identified in the context in which the statements are made.

Although Noble believes that the expectations reflected in these forward-looking statements are reasonable as of the date of this announcement, such forward-looking statements are based on Noble’s current expectations, estimates, forecasts, assumptions and projections about the Noble Group’s business and the industry in which the Noble Group operates and/or which has been extracted from publications, reports and other documents prepared by the Noble Group and are not guarantees of future performance or development and involve known and unknown risks, uncertainties and other important factors beyond the Noble Group’s control that could cause the Noble Group’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements.

Any forward-looking statements included in this announcement, including any attachment hereto, speak only as of today. Noble does not intend, and does not assume, any obligations to update any forward-looking statements contained herein, except as may be required by law or the rules of the New York Stock Exchange or Nasdaq Copenhagen. All subsequent written and oral forward-looking statements attributable to Noble or to persons acting on its behalf are expressly qualified in their entirety by the cautionary statements referred to above and contained in this announcement, including any attachment hereto.